Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hasbro, Inc. of our report dated November 4, 2019 relating to the financial statements of Entertainment One Ltd., which appears in Hasbro, Inc.’s Current Report on Form 8-K dated November 4, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

November 4, 2019